UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JUNE 3, 2010

FIBROCELL SCIENCE, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

ISOLAGEN, INC.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 3, 2010, the Company held its 2010 Annual Meeting of Stockholders at the Company’s offices in Exton, Pennsylvania. At the meeting, the Company’s stockholders elected Mr. Declan Daly and Mr. Marc Mazur as directors of the Company to serve until the 2013 annual meeting of stockholders or until their respective successors have been duly elected and qualified. The Company’s stockholders ratified the appointment of BDO Seidman, LLP as the Company’s auditors for the year ending December 31, 2010. Finally, the Company’s stockholders approved the adoption of the Company’s 2009 Equity Incentive Plan.
The results of the vote were as follows:
1. To elect two directors to hold office until the Company’s 2013 annual meeting of stockholders, or until his successor is duly elected and qualified.

Shares voted FOR / WITHHELD / BROKER NON-VOTE
Mr. Declan Daly:	12,615,670 / 736,123 / 2,753,537

Shares voted FOR / WITHHELD / BROKER NON-VOTE
Mr. Marc Mazur:	13,351,793 / 0 / 2,753,537
2. To ratify the appointment of BDO Seidman, LLP as the Company’s auditors for the year ending December 31, 2010.

Shares voted FOR / AGAINST / ABSTAIN / BROKER NON-VOTE:
16,103,330 / 2,000 / 0 / 0
3. To approve the adoption of the Company’s 2009 Equity Incentive Plan.

Shares voted FOR / AGAINST / ABSTAIN / BROKER NON-VOTE:
12,615,670 / 736,123 / 0 / 2,753,537
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.
Date: June 3, 2010	By:	/s/ Declan Daly
Declan Daly
Chief Financial Officer & Chief Operating Officer

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